SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            -------------------------

                          Citibank (South Dakota), N.A.
                                  on behalf of
                       Citibank Credit Card Master Trust I
          (Issuer in respect of the Citibank Credit Card Master Trust I
   $750,000,000 Floating Rate Class A Credit Card Participation Certificates,
                                 Series 1997-8)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   United States of America                              46-0358360
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

    701 East 60th St., North
    Sioux Falls, South Dakota                               57117
     (Address of principal                                (Zip Code)
       executive offices)

If this form relates to the registration       If this form relates to the
of a class of debt securities and is           registration of a class of debt
effective upon filing pursuant to General      securities and is to become
Instruction A(c)(1) please check the           effective simultaneously with the
following box. |_|                             effectiveness of a Securities Act
                                               of 1933 pursuant to General
                                               Instruction A(c)(2) please check
                                               the following box.  |_|

                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (b) OF THE ACT:

                                      None.

                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (g) OF THE ACT:

            $750,000,000 principal amount of the Citibank Credit Card
         Master Trust I Floating Rate Class A Credit Card Participation
          Certificates, Series 1997-8 (the "Class A Certificates") with an expected final payment date of September 2000.

Item 1.  Description of the Registrant's Securities
             to be Registered

                  1.1 For a description of the Class A Certificates, reference is hereby made to the description of the Class A Certificates contained in the Prospectus relating to the Class A Certificates filed with the Securities and Exchange Commission (File No.33-99328) and incorporated herein by reference (see in particular "Series Provisions" therein).


Item 2.  Exhibits

                  2.1   Form of Class A Certificate (included within Exhibit
                        2.3).

                  2.2 Pooling and Servicing Agreement (incorporated by reference from Exhibit 4.2 of the registrants' registration statements on Form S-1 (File Nos. 33-41054 and 33-48148) and from Exhibit 4 of the registrants' registration statement on Form S-3 (File No. 33-77802)).

                  2.3   Series 1997-8 Supplement.


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

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  CITIBANK (SOUTH DAKOTA), N.A.


                                                  By:/s/ Eugene D. Rowenhorst
                                                     ---------------------------
                                                         Eugene D. Rowenhorst
                                                         Senior Vice President


As of September 16, 1997


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